UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2010

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 920-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, Robert R. Kamischke was appointed to the positions of Chief Accounting Officer and Vice President of Finance of Ener1, Inc. (the “Company”).

Mr. Kamischke previously served the Company as the Chief Financial Officer, Controller, and Chief Information Officer of the Company’s subsidiary, EnerDel, Inc., since November 2008.  His financial leadership and strategic planning acumen has played an instrumental role in EnerDel’s rapid transformation from a technology start-up firm to a full commercial volume producer of Lithium-Ion Battery Energy Storage Systems.

Mr. Kamischke brings a breadth of experience from an award-winning 31-year career at General Motors, where he worked until 2008. At GM, he led several high performance teams across multiple GM business units while serving on the Corporate Controllers staff. His diverse assignments include Finance Director of a major GM Parts Division, Chief Financial Officer and Treasurer of a mid-sized foreign manufacturing subsidiary, Controller responsibilities for the Pontiac, MI, full-size truck assembly plant, and creating and implementing the GM Service Parts Accessory Distributor network. Mr. Kamischke notably served as Director of Finance and Strategy for the storied GM EV1 components business unit which developed the Electric Drive Train and Battery Energy Storage Systems in the mid 1990s.

Mr. Kamischke is 55 years old and holds a Bachelor’s degree in Accounting from Northern Michigan University and an MS in Manufacturing Management from Kettering University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 30, 2010	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer